UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2008

TEPPCO Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	76-0291058
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification Number)
1100 Louisiana Street, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(713) 381-3636
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.
     Item 3.02. Unregistered Sales of Equity Securities.
     Asset Purchase Agreement — Acquisition of Marine Transportation Assets
     On February 1, 2008, TEPPCO Partners, L.P. (the “Partnership”) and its wholly owned subsidiary TEPPCO Marine Services, LLC (“Marine Services”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Cenac Towing Co., Inc., a Louisiana corporation (“Cenac Towing”), Cenac Offshore, L.L.C., a Louisiana limited liability company (together with Cenac Towing, the “Sellers”), and Mr. Arlen B. Cenac, Jr., the sole owner of all the stock and equity interests of the Sellers (collectively with the Sellers, the “Seller Parties”). Pursuant to the Purchase Agreement, Marine Services acquired from the Sellers certain marine transportation assets, including 42 push boats and 89 barges, and the economic benefit of certain related commercial and other agreements (the “Marine Assets”). The consideration for the Marine Assets was comprised of (1) approximately $257 million in cash, (2) the assumption by Marine Services of approximately $63.2 million of Cenac Towing debt and (3) the issuance by the Partnership of 4,854,899 units representing limited partner interests in the Partnership (“Limited Partner Units”), with Cenac Towing receiving 4,434,005 Limited Partner Units and Mr. Cenac receiving 420,894 Limited Partner Units. The Limited Partner Units were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2) in reliance upon certain investment representations and warranties in the Purchase Agreement relating to the knowledge and experience in financial and business matters of the Sellers Parties.
     The Purchase Agreement gives the Partnership the right, but not the obligation, to repurchase the Limited Partner Units in connection with proposed sales thereof by the Seller Parties and specified related persons for 10 years. If the Seller Parties or related persons sell Limited Partner Units during the 30-day period following the date that is six months after the date of the Purchase Agreement for a per unit price that is less than the market value of such units at the time of the acquisition of the Marine Assets (as determined under the Purchase Agreement), the Partnership is obligated to pay the difference in such values to the Seller Party or related person making such sale. In addition, if the Partnership or any of its affiliates sells any of the assets acquired from Cenac Towing prior to June 30, 2018 and recognizes certain “built-in gains” for federal income tax purposes that are allocable to Cenac Towing, the Partnership has indemnification obligations under the Purchase Agreement to pay Cenac Towing an amount generally intended to compensate for the incremental level of double taxation imposed on Cenac Towing as a result of the sale. The Purchase Agreement prohibits the Seller Parties from competing with the acquired business for two years or from soliciting employees and service providers of Marine Services and its affiliates for four years. The purchase agreement contains other customary representations, warranties, covenants and indemnification provisions.
     The commercial and other agreements constituting part of the Marine Assets require consents of third parties to assign the agreements to Marine Services, which Marine Services and the Sellers began seeking promptly after the closing of the acquisition. Under the Purchase Agreement, Marine Services is entitled to the Sellers’ economic benefit of these unassigned agreements, and the Sellers continue to be obligated to use reasonable efforts to obtain these consents.
     Transitional Operating Agreement — Operation of Marine Transportation Assets
     On February 1, 2008, in connection with the acquisition of the Marine Assets, Marine Services entered into a Transitional Operating Agreement with the Sellers Parties, pursuant to which the Seller Parties have agreed to operate the Marine Assets and provide compliance, administrative, claims, marketing, financial reporting, general accounting, accounts receivable, billing and information technology services for up to two years following the closing. Marine Services will reimburse the Sellers for their cost of providing the services under the Transitional Operating Agreement and pay a service fee of $500,000 per year. Marine Services is obligated to indemnify the Seller Parties for third party claims and damages that arise from the Seller Parties’ operation of the Marine Assets, unless such claims or damages arise from the Seller Parties’ gross negligence or willful misconduct or other specified exceptions apply. The Transitional Operating Agreement contains noncompetition and nonsolitation provisions substantially similar to those contained in the Purchase Agreement, which apply until the expiration of the two-year period following the date of last service provided under the agreement.

     This report contains only a summary of certain provisions of the Purchase Agreement and the Transitional Operating Agreement.  The summaries do not purport to be complete and are qualified by reference to those agreements, which are filed as exhibits hereto.  The Purchase Agreement and Transitional Operating Agreement contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and such agreements should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or any other person. The representations and other provisions of such agreements speak only as of the date(s) specified therein.
     Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On February 1, 2008, in connection with the acquisition of the Marine Assets, Marine Services assumed approximately $63.2 million of Cenac Towing debt. Marine Services paid this debt in full and funded the approximately $257 million in cash consideration under the Purchase Agreement with approximately $360 million in borrowings under the Partnership’s $1 billion Term Credit Agreement (the “Term Credit Agreement”) with SunTrust Bank, as the Administrative Agent, and the banks and financial institutions party thereto. The excess borrowings were used for general partnership purposes. The terms and conditions of the Term Credit Agreement were previously disclosed in Item 2.03 of the Partnership’s Current Report on Form 8-K filed on December 28, 2007 (the “Prior 8-K”), which is incorporated herein by reference. The Term Credit Agreement was filed as Exhibit 10.1 to the Prior 8-K.
     Item 9.01. Financial Statements and Exhibits.
     Exhibits 2 and 10 are filed herewith. Exhibit 99 is “furnished” and not “filed” herewith for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information incorporated by reference herein.
     (d) Exhibits.

Exhibit
Number	Description

2	Asset Purchase Agreement, dated February 1, 2008, by and among TEPPCO Marine Services, LLC, TEPPCO Partners, L.P., Cenac Towing Co., Inc., Cenac Offshore, L.L.C. and Mr. Arlen B. Cenac, Jr. *

10	Transitional Operating Agreement, dated February 1, 2008, by and among TEPPCO Marine Services, LLC, Cenac Towing Co., Inc., Cenac Offshore, L.L.C. and Mr. Arlen B. Cenac, Jr.

99	Press release of TEPPCO Partners, L.P. dated February 4, 2008.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

	By:	Texas Eastern Products Pipeline Company, LLC
General Partner

Date: February 7, 2008	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2	Asset Purchase Agreement, dated February 1, 2008, by and among TEPPCO Marine Services, LLC, TEPPCO Partners, L.P., Cenac Towing Co., Inc., Cenac Offshore, L.L.C. and Mr. Arlen B. Cenac, Jr. *

10	Transitional Operating Agreement, dated February 1, 2008, by and among TEPPCO Marine Services, LLC, Cenac Towing Co., Inc., Cenac Offshore, L.L.C. and Mr. Arlen B. Cenac, Jr.

99	Press release of TEPPCO Partners, L.P. dated February 4, 2008.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.